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                                                                    EXHIBIT 22.1



                              LIST OF SUBSIDIARIES

                         CAPSTEAD MORTGAGE CORPORATION
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                                                                    EXHIBIT 22.1

At December 31, 1993 the subsidiaries of Capstead Mortgage Corporation were as follows:

                                STATE OF
                                DOMICILE
                                --------
PARENT COMPANY
SUBSIDIARY

Capstead Mortgage Corporation ("CMC")......................  Maryland
Capstead Securities Corporation I..........................  Delaware
Capstead Securities Corporation II.........................  Delaware
Capstead Securities Corporation III........................  Delaware
Capstead Securities Corporation IV.........................  Delaware
Capstead Securities Corporation V..........................  Delaware
Capstead, Inc..............................................  Delaware

CMF Mortgage Funding Corporation("CMF")(1).................  Delaware
 CMC Securities Corporation I(2)...........................  Nevada
 CMC Securities Corporation II(2)..........................  Delaware
 CMC Securities Corporation III(2).........................  Delaware

CMC Investment Partnership(3)..............................  Texas

(1) CMC owns all of the issued and outstanding preferred stock.
(2) CMF owns all common stock.
(3) CMC Investment Partnership is a general partnership owned by CMC and CMF.